Exhibit 99.1

Envivio Reports First Quarter Fiscal 2015 Financial Results

South San Francisco, Calif. – May 29, 2014 (GLOBE NEWSWIRE) – Envivio (NASDAQ: ENVI), a leading provider of software-based video processing and delivery solutions, today announced financial results for the first quarter of fiscal year 2015 ended April 30, 2014.

Financial Highlights

•	Revenue for the first quarter of fiscal 2015 was $8.4 million, compared to $12.5 million in the fourth quarter of fiscal 2014 and $7.5 million in the first quarter of fiscal 2014.

•	GAAP net loss for the first quarter of fiscal 2015 was $4.5 million, or $0.17 per share, compared to net loss of $2.0 million, or $0.08 per share, in the fourth quarter of fiscal 2014 and net loss of $4.7 million, or $0.18 per share, in the first quarter of fiscal 2014.

•	Non-GAAP net loss for the first quarter of fiscal 2015 was $3.9 million, or $0.14 per share, compared to net loss of $1.4 million, or $0.05 per share, in the fourth quarter of fiscal 2014 and net loss of $4.2 million, or $0.16 per share, in the first quarter of fiscal 2014.

“In the first quarter, we experienced revenue growth of 13% year-over-year and decline of 33% sequentially,” said Julien Signès, President and CEO. “Our sequentially lower revenue was due to the typical seasonality expected in the first quarter, and partly due to orders delayed because of market consolidation and reorganization amongst our service provider customers. However, we have seen some of these orders already close in the second quarter and we are encouraged by the continued transition to software by our Tier 1 service provider customers. We are excited about our cloud services and software announcements in the quarter, including a virtualized software deployment of 10,000 live channels with a leading Tier 1 US cable operator, as well as significant firsts such as powering the world’s first DTT 4K broadcast for the French Open currently taking place.”

As of April 30, 2014, Envivio had cash and cash equivalents of $44.4 million, compared to $47.9 million at the end of the prior quarter.

Business Highlights

•	Continuing their Envivio software roll out, an existing US Tier 1 cable customer contributed 29.4% of revenue in software licenses in the first quarter of fiscal 2015.

•	Envivio announced advances in software virtualization for cloud solutions, integration with the OpenStack cloud platform, and a turnkey end-to-end cloud-based video service with OTT streaming platform provider 1 Mainstream.

•	Envivio Muse software deployed at a Tier 1 US cable operator powers more than 10,000 live linear cable TV channels in a fully virtualized environment, outputting nearly 33,000 adaptive bitrate streams delivered to millions of subscribers for multiscreen TV services.

•	Envivio announced that it powers premium live HD sports channels on Apple TV for a European Tier 1 service provider. The channels are compressed using Envivio Muse™ Live encoders, protected using a new encryption mode by Envivio Halo™ network media processors and delivered to Apple TV.

•

The Envivio Muse 4K Ultra HD HEVC (H.265) encoder was the recipient of NewBay Media’s Best of Show Award, presented at the 2014 NAB Show in Las Vegas by Video Edge magazine. At NAB, Envivio also introduced a new multiprocessor software approach for 4K designed to provide high quality Ultra HD compression on industry-standard servers—enabling seamless migration to HEVC and cost-effective, scalable deployment in the datacenter and cloud.

•	Envivio introduced the Envivio G5 family of Intel-based server appliances, leveraging the latest generation Intel Xeon IvyBridge processors. G5 significantly increases compression density, supports Ultra HD 4K HEVC encoding, and lowers operating expenses for service providers.

•	Envivio Muse encoders have been deployed by MediaCorp, Singapore’s leading media company, for the Toggle service delivering over-the-top (OTT) TV to viewers in Singapore.

•	Envivio announced the opening of a new company office in Denver, Colorado.

Conference Call Information

Envivio will host an investor conference call and live webcast today at 5:00 p.m. ET (2:00 p.m. PT) to discuss its financial results for the first quarter of fiscal year 2015 ended April 30, 2014. To access the conference call, dial 877-941-4774, using conference code 4682695. Callers outside the U.S. and Canada should dial 480-629-9760, using conference code 4682695. A replay of the conference call will be available through Thursday, June 5, 2014. To access the replay, please dial 800-406-7325 and enter pass code 4682695. Callers outside the U.S. and Canada should dial 303-590-3030 and enter pass code 4682695. The live webcast will be accessible on Envivio’s investor relations website at http://ir.envivio.com and will be archived and available on this site for at least three months.

Non-GAAP Financial Measurements

This news release dated May 29, 2014 contains non-GAAP financial measures. Tables are provided in this news release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management is excluding from its non-GAAP operating results Financial Accounting Standards Board ASC 718 (FAS 123R) stock-based compensation. Management uses these non-GAAP measures to evaluate the Company’s financial results, and believes these measures provide useful information to investors. For its internal budgeting process, management also uses financial statements that do not include, when applicable, share-based compensation expense. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about continuing to see healthy bookings in Envivio’s sales pipeline and statements about Envivio’s technology leadership. Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures, that the financial results for the first quarter of fiscal year 2015 are different than the results set forth in this press release, unexpected changes in Envivio’s business, changes in capital spending in the markets Envivio serves, the inability to convert bookings into revenue at all or in a timely basis within a quarterly period, the failure of Envivio’s target markets to develop as anticipated, disruption with existing or the failure to develop new relationships with channel partners, unpredictable sales cycles, fluctuations in our operating results, failure to develop new and enhanced products in a timely manner, the loss of a key customer, the loss of our sole source manufacturer, the loss of a key supplier, claims of technology infringement, general economic conditions and other risks detailed from time to time in Envivio’s SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Envivio undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Product information is intended to outline our general product direction, is not a commitment, promise or legal obligation to deliver any material, code, or functionality, and should not be relied on in making a purchasing decision. The development, release, and timing of any features or functionality described for our products remains at our sole discretion. Envivio reserves the right to modify future product plans at any time. These new software options may be purchased separately when and if available.

About Envivio

Envivio (Nasdaq:ENVI) is the leader in software-based video processing and delivery solutions for any screen, with over 300 content and service provider customers worldwide. Envivio solutions remove the boundaries of traditional television and enable operators to increase their revenues, by providing viewers with best-in-class video quality and a compelling, personalized experience. Envivio is headquartered in South San Francisco, California and has offices worldwide including France, England, China, Singapore and Japan. Visit www.envivio.com for more information.

Contact:

Envivio

Sarah Lum

pr@envivio.com

+1.650.243.2710

The Blueshirt Group

Investor Relations for Envivio

Alice Kousoum and Cynthia Hiponia

ir@envivio.com

+1.650.243.2702

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(UNAUDITED)

	April 30, 2014	January 31, 2014
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$44,434	$47,873
Accounts receivable, net of allowance for doubtful accounts	9,154	10,766
Inventory	94	75
Prepaid expenses and other assets	5,130	4,257
Deferred inventory costs	170	177

Total current assets	58,982	63,148

Property and equipment, net	4,108	3,924
Other non-current assets	234	207

Total assets	$63,324	$67,279

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,475	$5,772
Accrued compensation	4,422	5,308
Accrued liabilities	2,230	1,682
Deferred revenue, current	5,451	6,198

Total current liabilities	18,578	18,960

Deferred revenue, net of current portion	500	541
Other non-current liabilities	1,622	1,404
Deferred rent	866	698

Total liabilities	21,566	21,603

Stockholders’ equity:
Common stock	28	28
Additional paid-in capital	155,238	154,562
Accumulated other comprehensive loss	(1,024)	(960)
Accumulated deficit	(112,484)	(107,954)

Total stockholders’ equity	41,758	45,676

Total liabilities and stockholders’ equity	$63,324	$67,279

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(UNAUDITED)

	Three Months Ended
	(in thousands, except for per share amounts)

	April 30, 2014	January 31, 2014	April 30, 2013
Revenue:
Product	$6,111	$10,054	$5,669
Professional services and support	2,303	2,434	1,793

Total revenue	8,414	12,488	7,462

Cost of revenue:
Product	2,051	3,457	2,276
Professional services and support	643	690	465

Total cost of revenue	2,694	4,147	2,741

Gross profit	5,720	8,341	4,721

Operating expenses:
Research and development	2,500	2,244	1,967
Sales and marketing	5,068	4,770	5,063
General and administrative	2,680	3,161	2,553

Total operating expenses	10,248	10,175	9,583

Loss from operations	(4,528)	(1,834)	(4,862)
Interest income (expense), net	2	4	19
Other income (expense), net	(32)	(36)	(7)

Loss before provision (benefit) for income taxes	(4,558)	(1,866)	(4,850)
Income tax provision (benefit)	(28)	175	(111)

Net loss	$(4,530)	$(2,041)	$(4,739)

Net loss per share of common stock, basic and diluted	$(0.17)	$(0.08)	$(0.18)

Shares used in computing net loss per share of common stock, basic and diluted	27,141,757	27,118,399	27,061,498

ENVIVIO, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(UNAUDITED)

	Three Months Ended
	(in thousands, except for per share amounts)

	April 30, 2014	January 31, 2014	April 30, 2013
GAAP gross margin	$5,720	$8,341	$4,721
Stock-based compensation	7	0	1

Non-GAAP gross margin	5,727	8,341	4,722

GAAP operating expenses	10,248	10,175	9,583
Stock-based compensation	(606)	(646)	(518)

Non-GAAP operating expenses	9,642	9,529	9,065

GAAP operating loss	(4,528)	(1,834)	(4,862)
Stock-based compensation	613	646	519

Non-GAAP operating loss	(3,915)	(1,188)	(4,343)

GAAP Net loss	(4,530)	(2,041)	(4,739)
Stock-based compensation	613	646	519

Non-GAAP net loss	$(3,917)	$(1,395)	$(4,220)

GAAP net loss per share of common stock, basic and diluted	$(0.17)	$(0.08)	$(0.18)
Non-GAAP net loss per share of common stock, basic and diluted	$(0.14)	$(0.05)	$(0.16)
Shares used in computing net loss per share of common stock, basic and diluted	27,141,757	27,118,399	27,061,498